Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements 333-66680, 333-100807, 333-101106, 333-102691, 333-108823, 333-119236, 333-134813 and 333-135706 on Form S-8 of our report dated July 14, 2006 relating to the consolidated financial statements of MIV Therapeutics, Inc. for the year ended May 31, 2006 appearing in the Annual Report on Form 10-K/A of MIV Therapeutics, Inc. for the year ended May 31, 2007.

"DMCL"
Dale Matheson Carr-Hilton LaBonte LLP
DMCL Chartered Accountants

Vancouver, Canada
December 3, 2007